SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 21, 2011, pursuant to a Second Amendment to Second Restated Employment Agreement, First Clover Leaf Bank (the “Bank”), the wholly-owned subsidiary of First Clover Leaf Financial Corp. (the “Company”), (i) extended the expiration date of Mr. Terry’s employment agreement to December 31, 2013,  (ii) revised the non-competition period set forth in Mr. Terry’s employment agreement and (iii) set forth certain circumstances where a change in Mr. Terry’s job title or responsibilities would not be considered an “Event of Termination” under the employment agreement.

This description is qualified in its entirety by reference to the Second Amendment to Second Restated Employment Agreement, which is attached as an Exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

10	Second Amendment to Second Restated Employment Agreement, dated October 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.

DATE: November 4, 2011	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer